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                                                                    EXHIBIT 5.1

                       [SHEARMAN & STERLING LETTERHEAD]

                                       October 27, 1995


Board of Directors
Adobe Systems Incorporated
1585 Charleston Road
Mountain View, California 94043


                         FRAME TECHNOLOGY CORPORATION
                            DUAL STOCK OPTION PLAN
                      REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

     We have acted as counsel for Adobe Systems Incorporated, a California corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 1,670,080 shares (the "Shares") of the Company's Common Stock, without par value, available for issuance pursuant to the Company's Frame Technology Corporation Dual Stock Option Plan (the "Plan").

     In acting as such counsel, we relied upon such corporate records of the Company and such other documents and certificates of fact as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents. In rendering such opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

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                                       2

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in the Registration Statement and the Plan, the Shares will be validly issued and will be fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.


                                       Very truly yours,



                                       SHEARMAN & STERLING